UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

Two Rivers Water & Farming Company

(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 S Parker Road, Ste. 140, Aurora, Colorado 80014

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 222-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

This report is being filed to amend the disclosure set forth in Item 4.01 under the heading “Change in Registrant’s Certifying Accountant” in the current report on Form 8-K that we filed with the Securities and Exchange Commission on November 30, 2017.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On December 1, 2017, the audit committee of our board of directors approved the engagement of M&K CPAS, PLLC, or M&K, as our independent registered public accounting firm for the year ending, December 31, 2017. We signed an engagement letter with M&K on December 4, 2017.

During the years ended December 31, 2015 and 2016 and the subsequent interim period from January 1, 2017 through December 3, 2017, neither we nor anyone on our behalf consulted with M&K with respect to either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us by M&K that was an important factor we considered in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a “disagreement” or a “reportable event,” each as described in Regulation S-K Item 304(a)(1)(v).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company

Dated: December 5, 2017	By:	/s/ William Gregorak
Chief Financial Officer

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